Exhibit 10.1
Zimmer Holdings, Inc.
STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
RESTRICTED STOCK UNIT AWARD GRANTED TO
AWARD RECIPIENT:       ☐
NUMBER OF RESTRICTED STOCK UNITS:      ☐
AWARD DATE:      ☐
     Board of Directors:
     Gentlemen:
     You have advised me that I have been granted the above award of restricted stock units subject to the terms, restrictions and conditions set forth in this agreement. I understand that the units may be forfeited under certain circumstances as provided herein.
     My signature below indicates my agreement to all the terms, restrictions and conditions herein set forth.

Date	Signature

ZIMMER HOLDINGS, INC.
STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
RESTRICTED STOCK UNIT AWARD
     1. RESTRICTED STOCK UNIT AWARD
     Under Section 6 of the Zimmer Holdings, Inc. Stock Plan for Non-Employee Directors (the “Plan”), the Board of Directors (the “Board”) of Zimmer Holdings, Inc. (the “Company”) has granted to the Award Recipient on the Award Date the award of restricted stock units set forth above (the “Award”). Each restricted stock unit shall entitle the Award Recipient to receive a share of the Company’s common stock, par value $0.01 per share (“Common Stock”), subject to the terms, conditions, and restrictions set forth in this agreement. Except as may be required by law, the Award Recipient is not required to make any payment or provide any additional consideration for the Award other than the rendering of future services as an Eligible Director (as defined in the Plan).
     2. GENERAL
     (a) The restricted stock units shall be vested as of the Award Date set forth above, but shall be deferred until the later of (i) three years from the Award Date or (ii) the first date on which the Award Recipient ceases to provide services to the Company as a director.
     (b) The Award Recipient shall not have any of the rights of a stockholder of the Company, including the right to vote or receive dividends and other distributions with respect to the shares of Common Stock covered by this Award, until the shares of Common Stock have been issued and delivered.

     3. ISSUANCE AND DELIVERY OF SHARES
     (a) As soon as practicable following the satisfaction of the condition set forth in Section 2(a) and subject to subsection (b) hereof, the Company shall issue and deliver the shares of Common Stock covered by this Award to the Award Recipient.
     (b) The Company shall not be required to issue or deliver any certificate or certificates for shares of the Common Stock earned pursuant to this Award prior to (i) the admission of such shares to listing on any stock exchange on which the stock may then be listed, (ii) the completion of any registration or other qualification of such shares under any state or federal law or rulings or regulations of any governmental regulatory body, and (iii) the obtaining of any consent or approval or other clearance from any governmental agency, which the Company shall, in its sole discretion, determine to be necessary or advisable.
     4. CHANGES IN CAPITALIZATION
     If prior to the issuance of the shares of Common Stock covered by this Award, any change occurs in the outstanding Common Stock by reason of stock dividends, recapitalization, mergers, consolidations, stock splits, combinations or exchanges of shares and the like, the number and class of shares of Common Stock subject to this Award shall be appropriately adjusted by the Board, whose determination shall be conclusive. If as a result of any adjustment under this paragraph any Award Recipient should become entitled to a fractional share of stock, the Award Recipient shall have the right only to the adjusted number of full shares and no payment or other adjustment will be made with respect to the fractional share so disregarded.
     5. NOTICE
     Until the Award Recipient is advised otherwise, all notices and other correspondence with respect to this Award will be effective upon receipt at the following address:
Board of Directors
Zimmer Holdings, Inc.
345 East Main Street
Post Office Box 708
Warsaw, Indiana 46581-0708
     6.  NO ADDITIONAL RIGHTS
     Except as explicitly provided in this agreement, this agreement will not confer any rights upon the Award Recipient, including any right with respect to continuation of service as a director, reelection to the Board or any right to future awards under the Plan.
     7. CONSTRUCTION AND INTERPRETATION
     The Board shall have full authority and discretion, subject only to the express terms of the Plan, to decide all matters relating to the administration and interpretation of the Plan and this agreement and all such Board determinations shall be final, conclusive, and binding upon the Award Recipient and all interested parties. The terms and conditions set forth in this agreement are subject in all respects to the terms and conditions of the Plan, as amended from time to time, which shall be controlling. This agreement contains the entire understanding of the parties and may not be modified or amended except in writing duly signed by the parties; provided, however, that the Company reserves the right to modify the terms of this Award to comply with Section 409A of the Internal Revenue Code of 1986, as amended, to the extent applicable. The waiver of, or failure to enforce, any provision of this agreement or the Plan by the Company will not constitute a waiver by the Company of the same provision or right at any other time or a waiver of any other provision or right. The various provisions of this agreement are severable and any determination of invalidity or unenforceability of any provision shall have no effect on the remaining provisions. This agreement will be binding upon and inure to the benefit of the successors, assigns, and heirs of the respective parties. The validity and construction of this agreement shall be governed by the laws of the State of Indiana.

ZIMMER HOLDINGS, INC.
By

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